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Jill Chapman	McLean, VA 22102
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Kent Landers
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Hilton Reports Second Quarter Results

MCLEAN, VA (August 7, 2024) - Hilton Worldwide Holdings Inc. ("Hilton," "the Company," "we," "us" or "our") (NYSE: HLT) today reported its second quarter 2024 results. Highlights include:

•Diluted EPS was $1.67 for the second quarter, and diluted EPS, adjusted for special items, was $1.91

•Net income was $422 million for the second quarter

•Adjusted EBITDA was $917 million for the second quarter

•System-wide comparable RevPAR increased 3.5 percent, on a currency neutral basis, for the second quarter compared to the same period in 2023

•Approved 62,700 new rooms for development during the second quarter, bringing our development pipeline to a record 508,300 rooms as of June 30, 2024, representing growth of 15 percent from June 30, 2023

•Added 22,400 rooms to our system in the second quarter, resulting in 18,000 net additional rooms for the second quarter, contributing to net unit growth of 6.2 percent from June 30, 2023

•Completed the acquisition of the Graduate Hotels brand in May, which expands our lifestyle portfolio

•Announced that nearly 400 hotels have agreed to join our system under our strategic partnership with Small Luxury Hotels of the World ("SLH"), beginning in July, adding an expected 18,000 rooms to our portfolio

•Repurchased 3.5 million shares of Hilton common stock during the second quarter; bringing total capital return, including dividends, to $761 million for the quarter and $1,774 million year to date through August

•Full year 2024 system-wide RevPAR is projected to increase between 2.0 percent and 3.0 percent on a comparable and currency neutral basis compared to 2023; full year net income is projected to be between $1,532 million and $1,555 million; full year Adjusted EBITDA is projected to be between $3,375 million and $3,405 million

•Full year 2024 capital return is projected to be approximately $3.0 billion

Overview

Christopher J. Nassetta, President & Chief Executive Officer of Hilton, said, "We are pleased to report a solid second quarter, with an increase in RevPAR of 3.5%, driven by growth in all segments, with particularly strong group performance. On the development side, we ended the quarter with a record development pipeline, up 15% from the prior year and up 8% sequentially from the first quarter, including strategic partner hotels. Looking forward to the rest of the year, with the continued growth of our existing brands, as well as the addition of our new brands and strategic partner hotels, we expect net unit growth of 7.0 percent to 7.5 percent for the full year."

For the three months ended June 30, 2024, system-wide comparable RevPAR increased 3.5 percent compared to the same period in 2023 due to increases in both occupancy and ADR, and management and franchise fee revenues increased 10.0 percent compared to the same period in 2023.

For the six months ended June 30, 2024, system-wide comparable RevPAR increased 2.8 percent compared to the same period in 2023 due to increases in both occupancy and ADR, and management and franchise fee revenues increased 12.0 percent compared to the same period in 2023.

For the three months ended June 30, 2024, diluted EPS was $1.67 and diluted EPS, adjusted for special items, was $1.91 compared to $1.55 and $1.63, respectively, for the three months ended June 30, 2023. Net income and Adjusted EBITDA were $422 million and $917 million, respectively, for the three months ended June 30, 2024, compared to $413 million and $811 million, respectively, for the three months ended June 30, 2023.

For the six months ended June 30, 2024, diluted EPS was $2.71 and diluted EPS, adjusted for special items, was $3.44 compared to $2.31 and $2.86, respectively, for the six months ended June 30, 2023. Net income and Adjusted EBITDA were $690 million and $1,667 million, respectively, for the six months ended June 30, 2024, compared to $622 million and $1,452 million, respectively, for the six months ended June 30, 2023.

Development

In the second quarter of 2024, we opened 165 hotels, totaling 22,400 rooms, resulting in 18,000 net room additions. During the quarter, we continued to expand our lifestyle portfolio through our acquisition of the Graduate brand and added 32 hotels to our system with another four hotels added to our pipeline. Our first NoMad hotel joined our portfolio in the quarter, the NoMad London, which is ranked on the "World's 50 Best Hotels" list. We debuted three stunning Portuguese properties, the DUO Hotel Lisbon, Curio Collection by Hilton, the DoubleTree by Hilton Lagoa Azores and the Legacy Hotel Cascais, Curio Collection by Hilton. We opened 27 Spark by Hilton hotels during the quarter, including our first Spark hotel in the United Kingdom, and expect this momentum will continue into the second half of the year.

In July, we launched our partnership with SLH, enabling guests to book rooms at nearly 400 SLH hotels that are joining our system.

We added 62,700 rooms to the development pipeline during the second quarter, and, as of June 30, 2024, our development pipeline totaled 3,870 hotels representing 508,300 rooms, growing 15% from June 30, 2023 and 8% from the prior quarter. These pipeline hotels were located in 136 countries and territories, including 39 countries and territories where we had no existing hotels, with 251,800 rooms under construction and 298,800 rooms located outside of the U.S.(1)

Balance Sheet and Liquidity

In June 2024, we amended the credit agreement governing our senior secured term loan facilities (the "Term Loans") pursuant to which $1.0 billion of outstanding Term Loans due June 2028 were replaced with $1.0 billion of Term Loans due November 2030, aligning their maturity with the outstanding $2.1 billion tranche of Term Loans due November 2030. Additionally, the entire balance of the Term Loans was repriced with a reduced interest rate of the Secured Overnight Financing Rate plus 1.75 percent.

As of June 30, 2024, we had $10.3 billion of debt outstanding, excluding the deduction for deferred financing costs and discounts, with a weighted average interest rate of 4.81 percent. Excluding all finance lease liabilities and other debt of our consolidated variable interest entities, we had $10.1 billion of debt outstanding with a weighted average interest rate of 4.80 percent and no scheduled maturities until May 2025. $500 million of outstanding debt is due in May 2025, and we believe that we have sufficient sources of liquidity and access to debt financing to address such debt at or prior to its maturity date. As of June 30, 2024, no debt amounts were outstanding under our $2.0 billion senior secured revolving credit facility (the "Revolving Credit Facility"), which had an available borrowing capacity of $1,913 million after considering $87 million of outstanding letters of credit. Total cash and cash equivalents were $802 million as of June 30, 2024, including $71 million of restricted cash and cash equivalents.

(1) Excluding hotels from our strategic partner arrangements, we added 44,500 rooms to the development pipeline during the second quarter, and, as of June 30, 2024, our development pipeline would have totaled 3,491 hotels representing 490,600 rooms, growing 11% from June 30, 2023 and 4% from the prior quarter.

In June 2024, we paid a quarterly cash dividend of $0.15 per share of common stock, for a total of $37 million, bringing total dividend payments for the year to $76 million. In August 2024, our board of directors authorized a regular quarterly cash dividend of $0.15 per share of common stock to be paid on September 27, 2024 to holders of record of our common stock as of the close of business on August 23, 2024.

During the three months ended June 30, 2024, we repurchased 3.5 million shares of Hilton common stock at an average price per share of $205.68, for a total of $724 million. For the six months ended June 30, 2024, we repurchased 6.9 million shares of Hilton common stock at an average price per share of $201.02, returning $1,462 million of capital to shareholders, including dividends. Total capital return to shareholders including dividends year-to-date through August was $1,774 million.

The number of shares outstanding as of August 2, 2024 was 246.4 million.

Outlook

Share-based metrics in Hilton's outlook include actual share repurchases through the second quarter but do not include the effect of potential share repurchases thereafter.

Full Year 2024

•System-wide comparable RevPAR, on a currency neutral basis, is projected to increase between 2.0 percent and 3.0 percent compared to 2023.
•Diluted EPS is projected to be between $6.06 and $6.15.
•Diluted EPS, adjusted for special items, is projected to be between $6.93 and $7.03.
•Net income is projected to be between $1,532 million and $1,555 million.
•Adjusted EBITDA is projected to be between $3,375 million and $3,405 million.
•Contract acquisition costs and capital expenditures, excluding amounts reimbursed by third parties, are projected to be between $250 million and $300 million.
•Capital return is projected to be approximately $3.0 billion.
•General and administrative expenses are projected to be between $415 million and $430 million.
•Net unit growth is projected to be between 7.0 percent and 7.5 percent.

Third Quarter 2024

•System-wide comparable RevPAR, on a currency neutral basis, is projected to increase between 2.0 percent and 3.0 percent compared to the third quarter of 2023.
•Diluted EPS is projected to be between $1.74 and $1.79.
•Diluted EPS, adjusted for special items, is projected to be between $1.80 and $1.85.
•Net income is projected to be between $435 million and $448 million.
•Adjusted EBITDA is projected to be between $875 million and $890 million.

Conference Call

Hilton will host a conference call to discuss second quarter of 2024 results on August 7, 2024 at 9:00 a.m. Eastern Time. Participants may listen to the live webcast by logging on to the Hilton Investor Relations website at https://ir.hilton.com/events-and-presentations. A replay and transcript of the webcast will be available within 24 hours after the live event at https://ir.hilton.com/financial-reporting.

Alternatively, participants may listen to the live call by dialing 1-888-317-6003 in the United States ("U.S.") or 1-412-317-6061 internationally using the conference ID 4909030. Participants are encouraged to dial into the call or link to the webcast at least fifteen minutes prior to the scheduled start time. A telephone replay will be available for seven days following the call. To access the telephone replay, dial 1-877-344-7529 in the U.S. or 1-412-317-0088 internationally using the conference ID 9296050.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements related to our expectations regarding the performance of our business, future financial results, liquidity and capital resources and other non-historical statements. In some cases, you can identify these forward-looking statements by the use of words such as "outlook," "believes," "expects," "forecasts," "potential," "continues," "may," "will," "should," "could," "seeks," "projects," "predicts," "intends," "plans," "estimates," "anticipates" or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties including, among others, risks inherent to the hospitality industry; macroeconomic factors beyond our control, such as inflation, changes in interest rates, challenges due to labor shortages or disputes and supply chain disruptions; competition for hotel guests and management and franchise contracts; risks related to doing business with third-party hotel owners; performance of our information technology systems; growth of reservation channels outside of our system; risks of doing business outside of the U.S.; risks associated with conflicts in Eastern Europe and the Middle East and other geopolitical events; and our indebtedness. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found under the section entitled "Part I—Item 1A. Risk Factors" of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which is filed with the Securities and Exchange Commission (the "SEC") and is accessible on the SEC's website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in our filings with the SEC. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Definitions

See the "Definitions" section for the definition of certain terms used within this press release, including within the schedules.

Non-GAAP Financial Measures

We refer to certain financial measures that are not recognized under U.S. generally accepted accounting principles ("GAAP") in this press release, including: net income, adjusted for special items; diluted EPS, adjusted for special items; EBITDA; Adjusted EBITDA; Adjusted EBITDA margin; net debt; and net debt to Adjusted EBITDA ratio. See the schedules to this press release, including the "Definitions" section, for additional information and reconciliations of such non-GAAP financial measures, as well as the most comparable GAAP financial measures.

About Hilton

Hilton (NYSE: HLT) is a leading global hospitality company with a portfolio of 24 world-class brands comprising nearly 7,800 properties and more than 1.2 million rooms, in 126 countries and territories. Dedicated to fulfilling its founding vision to fill the earth with the light and warmth of hospitality, Hilton has welcomed over 3 billion guests in its more than 100-year history, was named the No.1 World's Best Workplace by Great Place to Work and Fortune and has been recognized as a global leader on the Dow Jones Sustainability Indices for seven consecutive years. Hilton has introduced industry-leading technology enhancements to improve the guest experience, including Digital Key Share, automated complimentary room upgrades and the ability to book confirmed connecting rooms. Through the award-winning guest loyalty program Hilton Honors, the more than 195 million Hilton Honors members who book directly with Hilton can earn Points for hotel stays and experiences money can't buy. With the free Hilton Honors app, guests can book their stay, select their room, check in, unlock their door with a Digital Key and check out, all from their smartphone. Visit stories.hilton.com for more information, and connect with Hilton on facebook.com/hiltonnewsroom, twitter.com/hiltonnewsroom, linkedin.com/company/hilton, instagram.com/hiltonnewsroom and youtube.com/hiltonnewsroom.

HILTON WORLDWIDE HOLDINGS INC.
EARNINGS RELEASE SCHEDULES

HILTON WORLDWIDE HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Revenues
Franchise and licensing fees	$689	$618	$1,260	$1,126
Base and other management fees	93	86	199	166
Incentive management fees	68	69	138	134
Owned and leased hotels	337	341	592	589
Other revenues	71	46	121	81
	1,258	1,160	2,310	2,096
Other revenues from managed and franchised properties	1,693	1,500	3,214	2,857
Total revenues	2,951	2,660	5,524	4,953

Expenses
Owned and leased hotels	298	297	545	548
Depreciation and amortization	34	37	70	74
General and administrative	113	111	217	202
Other expenses	37	33	67	54
	482	478	899	878
Other expenses from managed and franchised properties	1,744	1,508	3,374	2,903
Total expenses	2,226	1,986	4,273	3,781

Gain on sales of assets, net	—	—	7	—

Operating income	725	674	1,258	1,172

Interest expense	(141)	(111)	(272)	(227)
Loss on foreign currency transactions	(1)	(6)	(2)	(6)
Loss on investments in unconsolidated affiliate	—	—	—	(92)
Other non-operating income (loss), net	8	11	(28)	23

Income before income taxes	591	568	956	870

Income tax expense	(169)	(155)	(266)	(248)

Net income	422	413	690	622
Net income attributable to redeemable and nonredeemable noncontrolling interests	(1)	(2)	(4)	(5)
Net income attributable to Hilton stockholders	$421	$411	$686	$617

Weighted average shares outstanding:
Basic	249	264	251	265
Diluted	252	266	253	267

Earnings per share:
Basic	$1.69	$1.56	$2.74	$2.33
Diluted	$1.67	$1.55	$2.71	$2.31

Cash dividends declared per share	$0.15	$0.15	$0.30	$0.30

HILTON WORLDWIDE HOLDINGS INC.
COMPARABLE AND CURRENCY NEUTRAL SYSTEM-WIDE HOTEL OPERATING STATISTICS
BY REGION, BRAND AND SEGMENT
(unaudited)

	Three Months Ended June 30,
	Occupancy			ADR		RevPAR
	2024	vs. 2023		2024	vs. 2023	2024	vs. 2023

System-wide	75.3%	1.3%	pts.	$163.70	1.7%	$123.30	3.5%

Region
U.S.	76.8%	1.1%	pts.	$172.36	1.4%	$132.33	2.9%
Americas (excluding U.S.)	71.2	1.7		154.34	4.0	109.94	6.5
Europe	77.4	2.4		173.38	3.4	134.12	6.7
Middle East & Africa	68.3	2.4		185.55	6.8	126.68	10.7
Asia Pacific	69.5	0.8		105.20	(0.2)	73.08	0.9

Brand
Waldorf Astoria Hotels & Resorts	65.6%	4.3%	pts.	$498.27	0.5%	$326.90	7.5%
Conrad Hotels & Resorts	74.9	4.3		274.57	2.5	205.72	8.7
LXR Hotels & Resorts	67.0	8.8		551.75	(6.8)	369.73	7.3
Canopy by Hilton	76.4	4.1		235.15	1.4	179.56	7.1
Hilton Hotels & Resorts	73.1	1.7		193.50	2.0	141.50	4.4
Curio Collection by Hilton	73.0	3.2		244.26	0.1	178.22	4.7
DoubleTree by Hilton	71.8	1.7		147.41	1.8	105.90	4.3
Tapestry Collection by Hilton	71.8	2.0		188.97	0.7	135.60	3.5
Embassy Suites by Hilton	78.5	2.2		191.80	1.2	150.53	4.2
Motto by Hilton	82.2	1.0		240.24	1.7	197.47	3.0
Hilton Garden Inn	75.0	1.5		151.16	0.5	113.39	2.6
Hampton by Hilton	75.5	0.1		136.18	1.7	102.85	1.8
Tru by Hilton	76.5	1.6		135.63	2.0	103.79	4.2
Homewood Suites by Hilton	82.3	0.7		164.69	1.1	135.55	1.9
Home2 Suites by Hilton	81.6	1.2		144.97	1.7	118.27	3.2

Segment
Management and franchise	75.3%	1.2%	pts.	$162.92	1.7%	$122.61	3.4%
Ownership(1)	80.0	2.8		221.92	4.2	177.54	8.0

(continued on next page)

HILTON WORLDWIDE HOLDINGS INC.
COMPARABLE AND CURRENCY NEUTRAL SYSTEM-WIDE HOTEL OPERATING STATISTICS
BY REGION, BRAND AND SEGMENT
(unaudited)

	Six Months Ended June 30,
	Occupancy			ADR		RevPAR
	2024	vs. 2023		2024	vs. 2023	2024	vs. 2023

System-wide	71.3%	0.7%	pts.	$159.37	1.7%	$113.65	2.8%

Region
U.S.	72.3%	0.3%	pts.	$167.11	1.0%	$120.84	1.4%
Americas (excluding U.S.)	68.6	1.5		155.54	4.6	106.64	6.9
Europe	71.2	2.7		159.07	3.7	113.18	7.9
Middle East & Africa	70.8	2.4		190.27	8.9	134.76	12.8
Asia Pacific	67.3	1.1		109.93	2.7	74.03	4.4

Brand
Waldorf Astoria Hotels & Resorts	64.1%	4.0%	pts.	$530.62	(0.4)%	$340.15	6.2%
Conrad Hotels & Resorts	73.1	4.4		277.29	4.8	202.83	11.5
LXR Hotels & Resorts	61.7	6.9		590.62	(4.1)	364.64	8.0
Canopy by Hilton	71.5	3.0		225.01	0.8	160.92	5.2
Hilton Hotels & Resorts	69.8	1.8		191.46	2.6	133.58	5.3
Curio Collection by Hilton	69.7	3.2		239.54	0.1	166.91	4.8
DoubleTree by Hilton	68.0	1.5		142.96	1.5	97.20	3.7
Tapestry Collection by Hilton	66.8	1.6		180.48	0.4	120.54	2.9
Embassy Suites by Hilton	74.7	1.8		186.22	0.7	139.09	3.2
Motto by Hilton	79.5	3.3		205.18	(1.0)	163.08	3.3
Hilton Garden Inn	70.6	0.6		145.08	0.2	102.38	1.0
Hampton by Hilton	70.9	(0.7)		130.49	1.3	92.49	0.2
Tru by Hilton	71.5	0.5		129.81	1.0	92.88	1.7
Homewood Suites by Hilton	78.9	(0.2)		158.44	0.8	125.04	0.6
Home2 Suites by Hilton	77.9	0.1		140.18	1.0	109.19	1.1

Segment
Management and franchise	71.3%	0.7%	pts.	$158.69	1.7%	$113.11	2.6%
Ownership(1)	73.9	3.3		211.08	5.6	155.92	10.6
____________
(1)Includes hotels owned or leased by entities in which we own a noncontrolling financial interest.

HILTON WORLDWIDE HOLDINGS INC.
PROPERTY SUMMARY
As of June 30, 2024

	Owned / Leased(1)		Managed		Franchised / Licensed		Total
	Properties	Rooms	Properties	Rooms	Properties	Rooms	Properties	Rooms
Waldorf Astoria Hotels & Resorts	2	463	32	8,345	—	—	34	8,808
Conrad Hotels & Resorts	2	779	43	13,920	4	2,496	49	17,195
LXR Hotels & Resorts	—	—	5	935	8	1,463	13	2,398
NoMad	—	—	1	91	—	—	1	91
Signia by Hilton	—	—	3	2,526	—	—	3	2,526
Canopy by Hilton	—	—	9	1,326	32	5,731	41	7,057
Hilton Hotels & Resorts	47	16,250	295	126,647	271	83,504	613	226,401
Curio Collection by Hilton	—	—	30	6,424	144	26,262	174	32,686
Graduate by Hilton	—	—	—	—	32	5,429	32	5,429
DoubleTree by Hilton	—	—	167	46,099	521	110,010	688	156,109
Tapestry Collection by Hilton	—	—	5	694	130	15,526	135	16,220
Embassy Suites by Hilton	—	—	39	10,447	230	51,698	269	62,145
Tempo by Hilton	—	—	1	661	2	436	3	1,097
Motto by Hilton	—	—	—	—	7	1,552	7	1,552
Hilton Garden Inn	—	—	118	23,283	906	127,639	1,024	150,922
Hampton by Hilton	—	—	52	8,331	2,975	327,225	3,027	335,556
Tru by Hilton	—	—	—	—	261	25,489	261	25,489
Spark by Hilton	—	—	—	—	46	4,401	46	4,401
Homewood Suites by Hilton	—	—	10	1,281	532	60,858	542	62,139
Home2 Suites by Hilton	—	—	2	210	692	75,097	694	75,307
Strategic partner hotels(2)	—	—	—	—	6	469	6	469
Other(3)	—	—	3	1,414	17	3,609	20	5,023
Total hotels	51	17,492	815	252,634	6,816	928,894	7,682	1,199,020
Hilton Grand Vacations(4)	—	—	—	—	98	17,288	98	17,288
Total system	51	17,492	815	252,634	6,914	946,182	7,780	1,216,308

	Owned / Leased(1)		Managed		Franchised / Licensed		Total
	Properties	Rooms	Properties	Rooms	Properties	Rooms	Properties	Rooms
U.S.	—	—	191	82,606	5,548	721,663	5,739	804,269
Americas (excluding U.S.)	1	405	74	18,335	328	50,082	403	68,822
Europe	39	11,604	108	27,530	420	70,796	567	109,930
Middle East & Africa	5	2,320	110	31,030	23	5,075	138	38,425
Asia Pacific	6	3,163	332	93,133	497	81,278	835	177,574
Total hotels	51	17,492	815	252,634	6,816	928,894	7,682	1,199,020
Hilton Grand Vacations(4)	—	—	—	—	98	17,288	98	17,288
Total system	51	17,492	815	252,634	6,914	946,182	7,780	1,216,308
____________
(1)Includes hotels owned or leased by entities in which we own a noncontrolling financial interest.
(2)Includes hotels that are part of the AutoCamp portfolio, which are included in our booking channels and participate in the Hilton Honors guest loyalty program through a strategic partnership arrangement.
(3)Includes other hotels in our system that are not distinguished by a specific Hilton brand.
(4)Includes properties under our timeshare brands including Hilton Club, Hilton Grand Vacations Club and Hilton Vacation Club.

HILTON WORLDWIDE HOLDINGS INC.
CAPITAL EXPENDITURES AND CONTRACT ACQUISITION COSTS
(dollars in millions)
(unaudited)

	Three Months Ended
	June 30,		Increase / (Decrease)
	2024	2023	$	%
Capital expenditures for property and equipment(1)	$15	$30	(15)	(50.0)
Capitalized software costs(2)	23	23	—	—
Total capital expenditures	38	53	(15)	(28.3)
Contract acquisition costs, net of refunds	40	34	6	17.6
Total capital expenditures and contract acquisition costs	$78	$87	(9)	(10.3)

	Six Months Ended
	June 30,		Increase / (Decrease)
	2024	2023	$	%
Capital expenditures for property and equipment(1)	$31	$74	(43)	(58.1)
Capitalized software costs(2)	41	42	(1)	(2.4)
Total capital expenditures	72	116	(44)	(37.9)
Contract acquisition costs, net of refunds(3)	77	139	(62)	(44.6)
Total capital expenditures and contract acquisition costs	$149	$255	(106)	(41.6)
____________
(1)Represents expenditures for hotels, corporate and other property and equipment, which include amounts reimbursed by third parties of $5 million and $2 million for the three months ended June 30, 2024 and 2023, respectively, and $13 million and $4 million for the six months ended June 30, 2024 and 2023, respectively. Excludes expenditures for FF&E replacement reserves of $13 million and $15 million for the three months ended June 30, 2024 and 2023, respectively, and $24 million and $23 million for the six months ended June 30, 2024 and 2023, respectively.
(2)Includes $21 million of expenditures that were reimbursed to us by third parties for both the three months ended June 30, 2024 and 2023, and $38 million and $39 million for the six months ended June 30, 2024 and 2023, respectively.
(3)The decrease during the six months ended June 30, 2024 was primarily due to the timing of certain strategic hotel developments supporting our growth resulting in higher contract acquisition costs during the prior period.

HILTON WORLDWIDE HOLDINGS INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
NET INCOME AND DILUTED EPS, ADJUSTED FOR SPECIAL ITEMS
(in millions, except per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Net income attributable to Hilton stockholders, as reported	$421	$411	$686	$617
Diluted EPS, as reported	$1.67	$1.55	$2.71	$2.31
Special items:
Net other expenses from managed and franchised properties	$51	$8	$160	$46
Purchase accounting amortization(1)	2	11	3	22
Loss on investments in unconsolidated affiliate(2)	—	—	—	92
Loss on debt guarantees(3)	3	—	50	—
FF&E replacement reserves	13	15	24	23
Gain on sales of assets, net	—	—	(7)	—
Tax-related adjustments(4)	(4)	(8)	(4)	(8)
Other adjustments(5)	13	4	17	9
Total special items before taxes	78	30	243	184
Income tax expense on special items	(18)	(9)	(58)	(36)
Total special items after taxes	$60	$21	$185	$148

Net income, adjusted for special items	$481	$432	$871	$765
Diluted EPS, adjusted for special items	$1.91	$1.63	$3.44	$2.86
____________
(1)Amounts represent the amortization expense related to finite-lived intangible assets that were recorded at fair value in 2007 when the Company became a wholly owned subsidiary of affiliates of Blackstone Inc. The majority of the related assets were fully amortized as of December 31, 2023, some of which became fully amortized during the three months ended December 31, 2023.
(2)Amount includes losses recognized related to equity and debt financing that we had previously provided to an unconsolidated affiliate with underlying investments in certain hotels that we currently manage or franchise.
(3)Amounts include losses on debt guarantees for certain hotels that we manage, which were recognized in other non-operating income (loss), net.
(4)Amounts include income tax expenses (benefits) related to the enactment of new tax laws and certain changes in unrecognized tax benefits.
(5)Amounts for the three and six months ended June 30, 2024 primarily relate to restructuring costs related to one of our leased properties, which were recognized in owned and leased hotels expenses, and transaction costs resulting from the amendment of our Term Loans, which were recognized in other non-operating income (loss), net. Amount for the six months ended June 30, 2024 also includes transaction costs incurred for acquisitions which were recognized in general and administrative expenses. Amounts for all periods include net losses (gains) related to certain of our investments in unconsolidated affiliates, other than the loss included separately in "loss on investments in unconsolidated affiliate," which were recognized in other non-operating income (loss), net.

HILTON WORLDWIDE HOLDINGS INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
NET INCOME MARGIN AND
ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN
(dollars in millions)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Net income	$422	$413	$690	$622
Interest expense	141	111	272	227
Income tax expense	169	155	266	248
Depreciation and amortization expenses	34	37	70	74
EBITDA	766	716	1,298	1,171
Gain on sales of assets, net	—	—	(7)	—
Loss on foreign currency transactions	1	6	2	6
Loss on investments in unconsolidated affiliate(1)	—	—	—	92
Loss on debt guarantees(2)	3	—	50	—
FF&E replacement reserves	13	15	24	23
Share-based compensation expense	55	52	96	85
Amortization of contract acquisition costs	13	11	25	21
Net other expenses from managed and franchised properties	51	8	160	46
Other adjustments(3)	15	3	19	8
Adjusted EBITDA	$917	$811	$1,667	$1,452
____________
(1)Amount includes losses recognized related to equity and debt financing that we had previously provided to an unconsolidated affiliate with underlying investments in certain hotels that we manage or franchise.
(2)Amounts include losses on debt guarantees for certain hotels that we manage, which were recognized in other non-operating income (loss), net.
(3)Amounts for the three and six months ended June 30, 2024 primarily relate to restructuring costs related to one of our leased properties and transaction costs resulting from the amendment of our Term Loans. Amount for the six months ended June 30, 2024 also includes transaction costs incurred for acquisitions. Amounts for all periods include net losses (gains) related to certain of our investments in unconsolidated affiliates, other than the loss included separately in "loss on investments in unconsolidated affiliate," severance and other items.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Total revenues, as reported	$2,951	$2,660	$5,524	$4,953
Add: amortization of contract acquisition costs	13	11	25	21
Less: other revenues from managed and franchised properties	(1,693)	(1,500)	(3,214)	(2,857)
Total revenues, as adjusted	$1,271	$1,171	$2,335	$2,117

Net income	$422	$413	$690	$622
Net income margin	14.3%	15.5%	12.5%	12.6%

Adjusted EBITDA	$917	$811	$1,667	$1,452
Adjusted EBITDA margin	72.2%	69.3%	71.4%	68.6%

HILTON WORLDWIDE HOLDINGS INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
LONG-TERM DEBT TO NET INCOME RATIO AND
NET DEBT AND NET DEBT TO ADJUSTED EBITDA RATIO
(dollars in millions)
(unaudited)

	June 30,	December 31,
	2024	2023
Long-term debt, including current maturities	$10,172	$9,196
Add: unamortized deferred financing costs and discounts	79	71
Long-term debt, including current maturities and excluding the deduction for unamortized deferred financing costs and discounts	10,251	9,267
Less: cash and cash equivalents	(731)	(800)
Less: restricted cash and cash equivalents	(71)	(75)
Net debt	$9,449	$8,392

	Six Months Ended		Year Ended	TTM Ended
	June 30,		December 31,	June 30,
	2024	2023	2023	2024
Net income	$690	$622	$1,151	$1,219
Interest expense	272	227	464	509
Income tax expense	266	248	541	559
Depreciation and amortization expenses	70	74	147	143
EBITDA	1,298	1,171	2,303	2,430
Gain on sales of assets, net	(7)	—	—	(7)
Loss on foreign currency transactions	2	6	16	12
Loss on investments in unconsolidated affiliate(1)	—	92	92	—
Loss on debt guarantees(2)	50	—	—	50
FF&E replacement reserves	24	23	63	64
Share-based compensation expense	96	85	169	180
Impairment losses(3)	—	—	38	38
Amortization of contract acquisition costs	25	21	43	47
Net other expenses from managed and franchised properties	160	46	337	451
Other adjustments(4)	19	8	28	39
Adjusted EBITDA	$1,667	$1,452	$3,089	$3,304

Long-term debt				$10,172
Long-term debt to net income ratio				8.3

Net debt				$9,449
Net debt to Adjusted EBITDA ratio				2.9
____________
(1)Amount includes losses recognized related to equity and debt financing that we had previously provided to an unconsolidated affiliate with underlying investments in certain hotels that we manage or franchise.
(2)Amounts include losses on debt guarantees for certain hotels that we manage, which were recognized in other non-operating income (loss), net.
(3)Amounts for the year ended December 31, 2023 are related to certain hotel properties under operating leases and are for the impairment of a lease intangible asset, operating lease ROU assets and property and equipment.
(4)Amounts for the six months ended June 30, 2024 and the year ended December 31, 2023 include expenses resulting from the amendments of our Term Loans in June 2024 and November 2023, respectively. Amount for the six months ended June 30, 2024 also includes transaction costs incurred for acquisitions and restructuring costs related to one of our leased properties. Amounts for all periods include net losses (gains) related to certain of our investments in unconsolidated affiliates, other than the loss included separately in "loss on investments in unconsolidated affiliate," severance and other items.

HILTON WORLDWIDE HOLDINGS INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
OUTLOOK: NET INCOME AND DILUTED EPS, ADJUSTED FOR SPECIAL ITEMS
(in millions, except per share data)
(unaudited)

	Three Months Ending
	September 30, 2024
	Low Case	High Case
Net income attributable to Hilton stockholders	$434	$447
Diluted EPS(1)	$1.74	$1.79
Special items(2):
FF&E replacement reserves	$17	$17
Purchase accounting amortization	1	1
Total special items before taxes	18	18
Income tax expense on special items	(3)	(3)
Total special items after taxes	$15	$15

Net income, adjusted for special items	$449	$462
Diluted EPS, adjusted for special items(1)	$1.80	$1.85

	Year Ending
	December 31, 2024
	Low Case	High Case
Net income attributable to Hilton stockholders	$1,524	$1,547
Diluted EPS(1)	$6.06	$6.15
Special items(2):
Net other expenses from managed and franchised properties	$160	$160
Purchase accounting amortization	5	5
Loss on debt guarantees	50	50
FF&E replacement reserves	63	63
Gain on sales of assets, net	(7)	(7)
Tax related adjustments	(4)	(4)
Other adjustments	20	20
Total special items before taxes	287	287
Income tax expense on special items	(66)	(66)
Total special items after taxes	$221	$221

Net income, adjusted for special items	$1,745	$1,768
Diluted EPS, adjusted for special items(1)	$6.93	$7.03
____________
(1)Does not include the effect of potential share repurchases.
(2)See "—Net Income and Diluted EPS, Adjusted for Special Items" for details of these special items.

HILTON WORLDWIDE HOLDINGS INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
OUTLOOK: ADJUSTED EBITDA
(in millions)
(unaudited)

	Three Months Ending
	September 30, 2024
	Low Case	High Case
Net income	$435	$448
Interest expense	138	138
Income tax expense	187	192
Depreciation and amortization expenses	36	36
EBITDA	796	814
FF&E replacement reserves	17	17
Share-based compensation expense	46	46
Amortization of contract acquisition costs	13	13
Other adjustments(1)	3	—
Adjusted EBITDA	$875	$890

	Year Ending
	December 31, 2024
	Low Case	High Case
Net income	$1,532	$1,555
Interest expense	552	552
Income tax expense	628	637
Depreciation and amortization expenses	140	140
EBITDA	2,852	2,884
Gain on sales of assets, net	(7)	(7)
Loss on foreign currency transactions	2	2
Loss on debt guarantees	50	50
FF&E replacement reserves	63	63
Share-based compensation expense	175	175
Amortization of contract acquisition costs	51	51
Net other expenses from managed and franchised properties	160	160
Other adjustments(1)	29	27
Adjusted EBITDA	$3,375	$3,405
____________
(1)See "—Net Income Margin and Adjusted EBITDA and Adjusted EBITDA Margin" for details of these adjustments.

HILTON WORLDWIDE HOLDINGS INC.
DEFINITIONS

Trailing Twelve Month Financial Information

This press release includes certain unaudited financial information for the trailing twelve months ("TTM") ended June 30, 2024, which is calculated as the six months ended June 30, 2024 plus the year ended December 31, 2023 less the six months ended June 30, 2023. This presentation is not in accordance with GAAP. However, we believe that this presentation provides useful information to investors regarding our recent financial performance, and we view this presentation of the four most recently completed fiscal quarters as a key measurement period for investors to assess our historical results. In addition, our management uses TTM information to evaluate our financial performance for ongoing planning purposes.

Net Income (Loss), Adjusted for Special Items, and Diluted EPS, Adjusted for Special Items

Net income (loss), adjusted for special items, and diluted earnings (loss) per share ("EPS"), adjusted for special items, are not recognized terms under GAAP and should not be considered as alternatives to net income (loss), diluted EPS or other measures of financial performance or liquidity derived in accordance with GAAP. In addition, our definition of net income (loss), adjusted for special items, and diluted EPS, adjusted for special items, may not be comparable to similarly titled measures of other companies.

Net income (loss), adjusted for special items, and diluted EPS, adjusted for special items, are included to assist investors in performing meaningful comparisons of past, present and future operating results and as a means of highlighting the results of our ongoing operations.

EBITDA, Adjusted EBITDA, Net Income (Loss) Margin and Adjusted EBITDA Margin

EBITDA reflects net income (loss), excluding interest expense, a provision for income tax benefit (expense) and depreciation and amortization expenses. Adjusted EBITDA is calculated as EBITDA, as previously defined, further adjusted to exclude certain items, including gains, losses, revenues and expenses in connection with: (i) asset dispositions for both consolidated and unconsolidated investments; (ii) foreign currency transactions; (iii) debt restructurings and retirements; (iv) furniture, fixtures and equipment ("FF&E") replacement reserves required under certain lease agreements; (v) share-based compensation; (vi) reorganization, severance, relocation and other expenses; (vii) non-cash impairment; (viii) amortization of contract acquisition costs; (ix) the net effect of our cost reimbursement revenues and expenses included in other revenues and other expenses from managed and franchised properties; and (x) other items.

Net income (loss) margin represents net income (loss) as a percentage of total revenues. Adjusted EBITDA margin represents Adjusted EBITDA as a percentage of total revenues, adjusted to exclude the amortization of contract acquisition costs and other revenues from managed and franchised properties.

We believe that EBITDA and Adjusted EBITDA provide useful information to investors about us and our financial condition and results of operations for the following reasons: (i) these measures are among the measures used by our management team to evaluate our operating performance and make day-to-day operating decisions and (ii) these measures are frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results or estimate valuations across companies in our industry. Additionally, these measures exclude certain items that can vary widely across different industries and among competitors within our industry. For instance, interest expense and income taxes are dependent on company specifics, including, among other things, capital structure and operating jurisdictions, respectively, and, therefore, could vary significantly across companies. Depreciation and amortization expenses, as well as amortization of contract acquisition costs, are dependent upon company policies, including the method of acquiring and depreciating assets and the useful lives that are assigned to those depreciating or amortizing assets for accounting purposes. For Adjusted EBITDA, we also exclude items such as: (i) FF&E replacement reserves for leased hotels to be consistent with the treatment of capital expenditures for property and equipment, where depreciation of such capitalized assets is reported within depreciation and amortization expenses; (ii) share-based compensation, as this could vary widely among companies due to the different plans in place and the usage of them; and (iii) other items that are not reflective of our operating performance, such as amounts related to debt restructurings and debt retirements and reorganization and related severance costs, to enhance period-over-period comparisons of our ongoing operations. Further, Adjusted EBITDA excludes the net effect of our cost reimbursement revenues and expenses, classified in other revenues from managed and franchised properties and other expenses from managed and franchised properties, respectively, as we contractually do not operate the related programs to generate a profit or loss over the life of these programs. The direct reimbursements from hotel owners are billable and reimbursable as the costs are incurred and have no net effect on net income (loss). The fees we recognize related to the indirect reimbursements may be recognized before or after the related expenses are incurred, causing timing differences between the recognition of the costs incurred and the related reimbursement from hotel owners, with the net effect impacting net income (loss) in the reporting period. However, the expenses incurred related to the indirect reimbursements are expected to equal the revenues earned from the indirect reimbursements over time, and, therefore, the net effect of our cost reimbursement revenues and expenses is not used by management to evaluate our operating performance or make operating decisions.

EBITDA, Adjusted EBITDA and Adjusted EBITDA margin are not recognized terms under GAAP and should not be considered as alternatives, either in isolation or as a substitute, for net income (loss), net income (loss) margin or other measures of financial performance or liquidity, including cash flows, derived in accordance with GAAP. Further, EBITDA, Adjusted EBITDA and Adjusted EBITDA margin have limitations as analytical tools, may not be comparable to similarly titled measures of other companies and should not be considered as other methods of analyzing our results as reported under GAAP.

Net Debt, Long-Term Debt to Net Income Ratio and Net Debt to Adjusted EBITDA Ratio

Long-term debt to net income ratio is calculated as the ratio of Hilton's long-term debt, including current maturities, to net income. Net debt is calculated as: long-term debt, including current maturities and excluding the deduction for unamortized deferred financing costs and discounts; reduced by: (i) cash and cash equivalents and (ii) restricted cash and cash equivalents. Net debt to Adjusted EBITDA ratio is calculated as the ratio of Hilton's net debt to Adjusted EBITDA. Net debt and net debt to Adjusted EBITDA ratio, presented herein, are non-GAAP financial measures that the Company uses to evaluate its financial leverage.

Net debt should not be considered as a substitute to debt presented in accordance with GAAP, and net debt to Adjusted EBITDA ratio should not be considered as an alternative to measures of financial condition derived in accordance with GAAP. Net debt and net debt to Adjusted EBITDA ratio may not be comparable to similarly titled measures of other companies. We believe net debt and net debt to Adjusted EBITDA ratio provide useful information about our indebtedness to investors as they are frequently used by securities analysts, investors and other interested parties to compare the indebtedness between companies.

Comparable Hotels

We define our comparable hotels as those that: (i) were active and operating in our system for at least one full calendar year, have not undergone a change in brand or ownership type during the current or comparable periods and were open January 1st of the previous year; and (ii) have not undergone large-scale capital projects, sustained substantial property damage, encountered business interruption or for which comparable results were not available. We exclude strategic partner hotels from our comparable hotels. Of the 7,682 hotels in our system as of June 30, 2024, six hotels were strategic partner hotels and 6,296 hotels were classified as comparable hotels. Our 1,380 non-comparable hotels as of June 30, 2024 included (i) 702 hotels that were added to our system after January 1, 2023 or that have undergone a change in brand or ownership type during the current or comparable periods reported and (ii) 678 hotels that were removed from the comparable group for the current or comparable periods reported because they underwent or are undergoing large-scale capital projects, sustained substantial property damage, encountered business interruption or comparable results were otherwise not available.

Occupancy

Occupancy represents the total number of room nights sold divided by the total number of room nights available at a hotel or group of hotels for a given period. Occupancy measures the utilization of available capacity at a hotel or group of hotels. Management uses occupancy to gauge demand at a specific hotel or group of hotels in a given period. Occupancy levels also help management determine achievable Average Daily Rate ("ADR") pricing levels as demand for hotel rooms increases or decreases.

ADR

ADR represents hotel room revenue divided by the total number of room nights sold for a given period. ADR measures the average room price attained by a hotel, and ADR trends provide useful information concerning the pricing environment and the nature of the customer base of a hotel or group of hotels. ADR is a commonly used performance measure in the industry, and we use ADR to assess pricing levels that we are able to generate by type of customer, as changes in rates charged to customers have different effects on overall revenues and incremental profitability than changes in occupancy, as described above.

Revenue per Available Room ("RevPAR")

RevPAR is calculated by dividing hotel room revenue by the total number of room nights available to guests for a given period. We consider RevPAR to be a meaningful indicator of our performance as it provides a metric correlated to two primary and key drivers of operations at a hotel or group of hotels, as previously described: occupancy and ADR. RevPAR is also a useful indicator in measuring performance over comparable periods for comparable hotels.

References to occupancy, ADR and RevPAR are presented on a comparable basis, based on the comparable hotels as of June 30, 2024, and references to ADR and RevPAR are presented on a currency neutral basis, unless otherwise noted. As such, comparisons of these hotel operating statistics for the three and six months ended June 30, 2024 and 2023 use the foreign currency exchange rates used to translate the results of the Company's foreign operations within its unaudited condensed consolidated financial statements for the three and six months ended June 30, 2024, respectively.

Pipeline

Rooms under construction include rooms for hotels under construction or in the process of conversion to our system.